Exhibit 99.1

NEWS RELEASE

ANTARES PHARMA ANNOUNCES DEBT FINANCING FROM HERCULES CAPITAL

Five Year Term Loan Agreement Provides Up To $35 Million

EWING, NJ, June 7, 2017 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that it has entered into a loan and security agreement for a term loan of up to $35 million, with Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”), a leader in customized debt financing for companies in life sciences and renewable technology industries.

“We believe today’s announcement of a structured debt financing further strengthens our cash position and gives us the ability to properly invest in the launch of XYOSTED, an investigational product for testosterone replacement therapy with a new drug application currently under active review at the Food and Drug Administration,” stated Robert F. Apple, President and Chief Executive Officer of Antares Pharma. “This non-dilutive financing allows us to continue to execute on our corporate objectives which we believe will ultimately enhance shareholder value. We are excited that Hercules has chosen to support our growth plan.”

“Hercules is pleased to enter into this financing partnership with Antares at this important stage to allow it to invest in its commercial-stage assets as well as continue to advance and expand its pipeline,” said Scott Bluestein, Chief Investment Officer at Hercules Capital. “This investment in Antares provides another example of our ability to creatively finance life sciences companies through multiple stages of development and through various value inflection points.”

The first tranche of $25 million was funded upon execution of the loan agreement. Under the terms of the agreement, Antares has the option to draw up to an additional $10 million upon achievement of a certain performance milestone. The term of the loan is five years and payments under the loan are interest only for the initial 24-month period, followed by equal monthly installments of principal and interest thereafter until the end of the five-year term. The interest-only period may be extended to 30 months contingent upon Antares achieving a certain milestone. The interest rate on the loan is 8.5% with a maximum rate of 9.5%. Further information with respect to the debt financing agreement with Hercules will be contained on a Form 8-K to be filed by Antares Pharma with the Securities and Exchange Commission.

About Hercules Capital, Inc.

Hercules Capital, Inc. is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.7 billion to over 375 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

1 of 3

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP® (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. The Company’s product Sumatriptan Injection USP, is approved in the U.S. for the acute treatment of migraine and cluster headache and is distributed by Teva Pharmaceutical Industries, Ltd. (Teva). Antares Pharma is also developing XYOSTED™, an investigational product for testosterone replacement therapy and has filed a New Drug Application with the Food and Drug Administration. The Company’s technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has license, development and supply agreements with Teva that include VIBEX® epinephrine, exenatide multi-dose pen, and teriparatide multi-dose pen. Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V. The Company is also working with AMAG Pharmaceuticals on a subcutaneous method for administering Makena, a progesterone product indicated for use in lowering the risk of pre-term birth. For more information, visit www.antarespharma.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: U.S. Food and Drug Administration (“FDA”) approval of the XYOSTED™ NDA and future market acceptance and revenue for XYOSTED™; FDA approval of the sNDA submitted by AMAG Pharmaceuticals for an auto injector for Makena and future market acceptance and revenue of the same; the outcome of the pending patent litigation between Teva Pharmaceutical Industries, Ltd. (Teva) and Eli Lilly and Company regarding the Teriparatide multi-dose pen; FDA action with respect to Teva’s Abbreviated New Drug Application (“ANDA”) for the Teriparatide multi-dose pen and the timing and approval, if any, by the FDA of the same; Teva’s ability to adequately respond to the Complete Response Letter received from the FDA for the VIBEX® epinephrine pen ANDA and approval by the FDA of the same, the timing and therapeutic equivalence rating thereof, and any future purchase orders and revenue pre or post FDA approval; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; FDA action with respect to Teva’s ANDA filed for the Exenatide pen and future revenue from the same; continued growth of prescriptions and sales of OTREXUP®; the timing and results of research projects, clinical trials, and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions

2 of 3

investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

3 of 3